Prologis Supplemental Information FOURTH QUARTER 2024 Unaudited Prologis Park Dutra RJ, Rio de Janeiro, Brazil

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar Operating and Development Portfolios Strategic Capital 29 Overview 30 Summary and Financial Highlights 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components - Consolidated 35 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$41.5B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At December 31, 2024, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.3 billion square feet (120 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,500 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,866 Buildings 1.3B Square Feet Europe 248M SF 8% of NOI*(A) Asia 115M SF 1% of NOI*(A) U.S. 797M SF 86% of NOI*(A) Other Americas 128M SF 5% of NOI*(A)

Company Profile * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2024 Prologis Share of NOI of the Operating Portfolio annualized. 4Q 2024 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Highlights OPERATIONS $6.2B in annual NOI*(A) DEVELOPMENT $773M in value creation from stabilizations(C) GROSS AUM $198B PROLOGIS SHARE AUM $136B MARKET EQUITY $100B STRATEGIC CAPITAL $408M of fees and promotes(B) (D) (D) (D)

4Q 2024 Supplemental

Highlights

Company Performance

dollars in millions, except per share/unit data	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
Rental and other revenues	$ 1,947	$ 1,759	$ 7,530	$ 6,823
Strategic capital revenues	254	130	672	1,200
Total revenues	2,201	1,889	8,202	8,023
Net earnings attributable to common stockholders	1,277	629	3,726	3,053
Core FFO attributable to common stockholders/unitholders*	1,435	1,202	5,305	5,334
AFFO attributable to common stockholders/unitholders*	1,303	1,034	4,422	4,711
Adjusted EBITDA attributable to common stockholders/unitholders*	2,112	1,724	7,162	7,048
Estimated value creation from development stabilizations - Prologis Share	298	276	773	917
Common stock dividends and common limited partnership unit distributions	917	830	3,667	3,315
Per common share - diluted:				
Net earnings attributable to common stockholders	$ 1.37	$ 0.68	$ 4.01	$ 3.29
Core FFO attributable to common stockholders/unitholders*	1.50	1.26	5.56	5.61
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*	1.42	1.29	5.53	5.10
Business line reporting:				
Real estate*	1.34	1.23	5.25	4.84
Strategic capital*	0.16	0.03	0.31	0.77
*Core FFO attributable to common stockholders/unitholders**	*1.50*	*1.26*	*5.56*	*5.61*
Realized development gains, net of taxes*	0.29	0.18	0.45	0.44
Dividends and distributions per common share/unit	0.96	0.87	3.84	3.48

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS


$1,500
$1,200
$900
$600
$300
$0
$629
$584
$860
$1,004
$1,277
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$1,500
$1,200
$900
$600
$300
$0
$1,202
$1,222
$1,281
$1,367
$1,435
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Amount attributable to strategic capital business line

AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$1,500
$1,200
$900
$600
$300
$0
$1,034
$1,032
$1,072
$1,014
$1,303
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Amount attributable to realized development gains, net of taxes

* This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

5

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. Highlights Company Performance DIVIDENDS AND DISTRIBUTIONS in millions

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent * Please see our Notes and Definitions for further explanation. Prologis Leading Indicators and Proprietary Metrics* Highlights 91 Average 75 58.4 Average 57.8 59 Average 54 83.8% Average 85.4% Average 40% 37% Net rentable area of proposals Proposals as a % of available net rentable area

Highlights

4Q 2024 Supplemental

Guidance[A]

dollars in millions, except per share amounts

2025 Guidance	Low		High	
Net earnings attributable to common stockholders[B]	$	3.45	**$**	**3.70**
Core FFO attributable to common stockholders/unitholders* [B]	$	5.65	**$**	**5.81**
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)* [C]	$	5.70	**$**	**5.86**
Operations				
Average occupancy - Prologis Share		94.50 %		**95.50 %**
Same store NOI - cash - Prologis Share*		4.00 %		**5.00 %**
Same store NOI - net effective - Prologis Share*		3.50 %		**4.50 %**
Other Assumptions				
Strategic capital revenue, excluding promote revenue	$	560	**$**	**580**
Net Promote Income (Expense)	$	(50)	**$**	**(50)**
General & administrative expenses	$	440	**$**	**460**
Realized development gains	$	450	**$**	**600**

Capital Deployment	PROLOGIS SHARE				OWNED AND MANAGED			
	Low		High					
Development stabilizations	$	2,250	**$**	**2,750**	$	2,500	**$**	**3,000**
Development starts	$	2,250	**$**	**2,750**	$	2,500	**$**	**3,000**
Acquisitions	$	750	**$**	**1,250**	$	1,250	**$**	**1,750**
Dispositions	$	1,000	**$**	**1,500**	$	1,750	**$**	**2,250**
Contributions	$	1,500	**$**	**2,000**	$	2,250	**$**	**2,750**

Exchange Rates

We have hedged the rates for the majority of our estimated 2025 Euro, Sterling and Yen Core FFO, effectively insulating 2025 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.04 ($/€), 1.25 ($/£) and 156.95 (¥/$), respectively.

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Our guidance for 2025 is based on management's current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to "Forward-Looking Statements" and "Risk Factors" referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission ("SEC") for more information.

B. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation.

C. We are further adjusting Core FFO to exclude $0.05 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

8

Consolidated Balance Sheets Financial Information in thousands December 31, 2024 September 30, 2024 December 31, 2023 Assets: Investments in real estate properties: Operating properties $ 78,279,353 $ 79,178,259 $ 75,435,497 Development portfolio 2,829,613 3,143,543 4,367,455 Land 4,453,522 4,395,022 3,775,553 Other real estate investments 5,683,688 5,376,749 5,088,070 91,246,176 92,093,573 88,666,575 Less accumulated depreciation 12,758,159 12,332,799 10,931,485 Net investments in real estate properties 78,488,017 79,760,774 77,735,090 Investments in and advances to unconsolidated entities 10,079,448 10,092,765 9,543,970 Assets held for sale or contribution 248,511 325,987 461,657 Net investments in real estate 88,815,976 90,179,526 87,740,717 Cash and cash equivalents 1,318,591 780,871 530,388 Other assets 5,194,342 4,944,799 4,749,735 Total assets $ 95,328,909 $ 95,905,196 $ 93,020,840 Liabilities and Equity: Liabilities: Debt $ 30,879,263 $ 32,289,832 $ 29,000,501 Accounts payable, accrued expenses and other liabilities 5,832,876 5,951,272 6,196,619 Total liabilities 36,712,139 38,241,104 35,197,120 Equity: Stockholders' equity 53,951,138 53,071,769 53,181,724 Noncontrolling interests 3,323,047 3,284,845 3,324,275 Noncontrolling interests - limited partnership unitholders 1,342,585 1,307,478 1,317,721 Total equity 58,616,770 57,664,092 57,823,720 Total liabilities and equity $ 95,328,909 $ 95,905,196 $ 93,020,840

Consolidated Statements of Income Financial Information Three Months Ended Twelve Months Ended December 31, December 31, in thousands, except per share amounts 2024 2023 2024 2023 Revenues: Rental $ 1,937,507 $ 1,755,959 $ 7,514,705 $ 6,818,542 Strategic capital 253,386 129,648 671,907 1,200,232 Development management and other 9,753 3,640 14,998 4,695 Total revenues 2,200,646 1,889,247 8,201,610 8,023,469 Expenses: Rental 438,468 408,225 1,765,385 1,624,793 Strategic capital 81,167 78,858 291,856 385,542 General and administrative 102,724 98,309 418,765 390,406 Depreciation and amortization 656,444 638,346 2,580,519 2,484,891 Other 7,673 21,668 47,044 53,354 Total expenses 1,286,476 1,245,406 5,103,569 4,938,986 Operating income before gains on real estate transactions, net $ 914,170 $ 643,841 $ 3,098,041 $ 3,084,483 Gains on dispositions of development properties and land, net 254,256 188,363 413,743 462,270 Gains on other dispositions of investments in real estate, net 252,830 2,647 904,136 161,039 Operating income $ 1,421,256 $ 834,851 $ 4,415,920 $ 3,707,792 Other income (expense): Earnings from unconsolidated entities, net 94,065 89,441 353,623 307,227 Interest expense (232,232) (174,450) (863,932) (641,332) Foreign currency, derivative and other gains (losses) and other income (expense), net 145,957 (15,461) 208,731 87,221 Gains (losses) on early extinguishment of debt, net – – 536 3,275 Total other income (expense) 7,790 (100,470) (301,042) (243,609) Earnings before income taxes 1,429,046 734,381 4,114,878 3,464,183 Current income tax benefit (expense) (67,910) (50,625) (145,782) (193,330) Deferred income tax benefit (expense) (18,960) (7,872) (21,161) (17,708) Consolidated net earnings 1,342,176 675,884 3,947,935 3,253,145 Net earnings attributable to noncontrolling interests (31,354) (28,824) (123,192) (116,657) Net earnings attributable to noncontrolling interests - limited partnership units (31,969) (16,124) (93,108) (77,274) Net earnings attributable to controlling interests 1,278,853 630,936 3,731,635 3,059,214 Preferred stock dividends (1,474) (1,460) (5,881) (5,841) Net earnings attributable to common stockholders $ 1,277,379 $ 629,476 $ 3,725,754 $ 3,053,373 Weighted average common shares outstanding - Diluted 954,080 952,399 953,590 951,791 Net earnings per share attributable to common stockholders - Diluted $ 1.37 $ 0.68 $ 4.01 $ 3.29

4Q 2024 Supplemental

Financial Information

Reconciliations of Net Earnings to FFO*

in thousands	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023		Twelve Months Ended December 31, 2024		Twelve Months Ended December 31, 2023
Net earnings attributable to common stockholders	$	1,277,379	$	629,476	$	3,725,754	$ 3,053,373
Add (deduct) NAREIT defined adjustments:							
Real estate related depreciation and amortization		633,940		622,829		2,504,001	2,433,610
Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land)		(248,705)		(2,232)		(899,270)	(157,940)
Adjustments related to noncontrolling interests		58		(14,006)		(31,334)	(38,246)
Our proportionate share of adjustments related to unconsolidated entities		162,573		112,964		495,448	455,355
NAREIT defined FFO attributable to common stockholders/unitholders*	**$**	**1,825,245**	**$**	**1,349,031**	**$**	**5,794,599**	**$ 5,746,152**
Add (deduct) our modified adjustments:							
Unrealized foreign currency, derivative and other losses (gains), net		(129,109)		43,646		(68,095)	17,619
Deferred income tax expense (benefit)		18,960		7,872		21,161	17,708
Current income tax benefit on dispositions related to acquired tax liabilities		–		(11,003)		–	(11,003)
Adjustments related to noncontrolling interests		–		403		–	403
Our proportionate share of adjustments related to unconsolidated entities		(3,379)		(5,129)		(7,038)	(11,224)
FFO, as modified by Prologis attributable to common stockholders/unitholders*	**$**	**1,711,717**	**$**	**1,384,820**	**$**	**5,740,627**	**$ 5,759,655**
Add (deduct) Core FFO defined adjustments:							
Gains on dispositions of development properties and land, net		(254,256)		(188,363)		(413,743)	(462,270)
Current income tax expense on dispositions		18,311		12,515		24,876	36,125
Losses (gains) on early extinguishment of debt, net		–		–		(536)	(3,275)
Adjustments related to noncontrolling interests		6,166		–		6,244	9,359
Our proportionate share of adjustments related to unconsolidated entities		(47,276)		(7,124)		(52,529)	(5,344)
Core FFO attributable to common stockholders/unitholders*	**$**	**1,434,662**	**$**	**1,201,848**	**$**	**5,304,939**	**$ 5,334,250**
Add (deduct) AFFO defined adjustments:							
Gains on dispositions of development properties and land, net		254,256		188,363		413,743	462,270
Current income tax expense on dispositions		(18,311)		(12,515)		(24,876)	(36,125)
Straight-lined rents and amortization of lease intangibles		(174,317)		(147,558)		(644,606)	(625,356)
Property improvements		(137,613)		(146,522)		(386,481)	(303,042)
Turnover costs		(152,439)		(117,803)		(499,927)	(388,814)
Amortization of debt discount, financing costs and management contracts, net		20,695		19,382		80,028	76,294
Stock compensation amortization expense		67,445		57,626		231,747	267,648
Adjustments related to noncontrolling interests		14,558		24,468		53,432	48,049
Our proportionate share of adjustments related to unconsolidated co-investment ventures		(5,681)		(33,746)		(106,433)	(124,544)
AFFO attributable to common stockholders/unitholders*	**$**	**1,303,255**	**$**	**1,033,543**	**$**	**4,421,566**	**$ 4,710,630**

*This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

11

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Financial Information Three Months Ended Twelve Months Ended December 31, December 31, in thousands 2024 2023 2024 2023 Net earnings attributable to common stockholders $ 1,277,379 $ 629,476 $ 3,725,754 $ 3,053,373 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (252,830) (2,647) (904,136) (161,039) Depreciation and amortization expense 656,444 638,346 2,580,519 2,484,891 Interest charges 214,550 164,239 804,541 599,283 Current and deferred income tax expense, net 86,870 58,497 166,943 211,038 Net earnings attributable to noncontrolling interests - limited partnership units 31,969 16,124 93,108 77,274 Pro forma adjustments (16,970) 6,498 (4,043) 39,904 Preferred stock dividends 1,474 1,460 5,881 5,841 Unrealized foreign currency, derivative and other losses (gains), net (129,109) 43,646 (68,095) 17,619 Stock compensation amortization expense 67,445 57,626 231,747 267,648 Losses (gains) on early extinguishment of debt, net – – (536) (3,275) Adjustments related to noncontrolling interests (32,590) (30,020) (126,308) (118,534) Our proportionate share of adjustments related to unconsolidated entities 206,904 140,806 656,825 574,310 Adjusted EBITDA attributable to common stockholders/unitholders* $ 2,111,536 $ 1,724,051 $ 7,162,200 $ 7,048,333

97.4% 96.9% 96.3% 96.1% 95.8% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operations Overview 76.4% 75.9% 74.8% 70.4% 68.7% Trailing four quarters - net effective

4Q 2024 Supplemental PROLOGIS

Operations

Operating Metrics – Owned and Managed

PERIOD ENDING OCCUPANCY


100%
95%
90%
97.6%
97.0%
96.6%
96.3%
95.9%
99.4%
99.1%
98.0%
97.0%
97.7%
97.7%
97.0%
96.5%
96.0%
96.0%
95.9%
95.3%
93.2%
92.3%
94.1%
Q4 23 Q1 24 Q2 24 Q3 24 Q4 24
U.S.
Other Americas
Europe
Asia

square feet in thousands

Leasing Activity[A]	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Square feet of leases commenced:					
Operating Portfolio:					
Renewals	23,422	34,760	27,839	34,661	31,676
New leases	13,364	10,268	11,775	14,331	11,284
Total Operating Portfolio	36,786	45,028	39,614	48,992	42,960
Properties under development	6,864	3,082	7,027	1,772	3,531
Total Square Feet of Leases Commenced	**43,650**	**48,110**	**46,641**	**50,764**	**46,491**
Total square feet of Operating Portfolio leases commenced, including leases greater than one month	42,021	51,121	47,232	57,939	52,315
Weighted average term of leases started (in months)	65	55	64	60	64
Operating Portfolio:					
Trailing four quarters - square feet of leases commenced	159,052	162,465	163,701	170,420	176,594
Trailing four quarters - average % of portfolio	14.4 %	14.5 %	14.4 %	14.9 %	15.2 %
Rent change (net effective)	57.5 %	55.5 %	62.7 %	57.6 %	52.2 %
Rent change (net effective) - Prologis Share	74.1 %	67.6 %	73.9 %	67.8 %	66.3 %
Rent change (cash)	37.6 %	37.3 %	41.0 %	36.2 %	29.1 %
Rent change (cash) - Prologis Share	51.8 %	48.2 %	51.4 %	44.1 %	40.1 %

14

A. Amounts exclusive of leases of less than one year, unless otherwise noted.

4Q 2024 Supplemental

Operations

Operating Metrics – Owned and Managed

CAPITAL EXPENDITURES

Thousands, except for percentages

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Property improvements[(A)]	$ 241,246	$ 62,227	$ 153,773	$ 197,260	$ 244,170
Tenant improvements	75,631	69,722	84,835	78,106	92,980
Leasing commissions	83,699	74,866	73,050	102,343	100,879
Total turnover costs	159,330	144,588	157,885	180,449	193,859
Total Capital Expenditures - Owned and Managed	**$ 400,576**	**$ 206,815**	**$ 311,658**	**$ 377,709**	**$ 438,029**
Trailing four quarters - % of NOI*[(A)]	13.9%	13.9%	14.6%	15.3%	15.3%
Weighted average ownership percentage	70.1%	71.5%	71.9%	72.8%	69.4%
Total Capital Expenditures - Prologis Share	**$ 280,932**	**$ 147,822**	**$ 223,947**	**$ 275,089**	**$ 304,195**

SAME STORE INFORMATION

Thousands, except for percentages

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Square feet	894,478	1,079,607	1,076,277	1,073,873	1,070,194
Average occupancy	97.1%	97.0%	96.6%	96.5%	96.3%
Average occupancy - annual percentage change	(1.0%)	(1.2%)	(1.1%)	(0.8%)	(1.0%)
Period ending occupancy	97.4%	97.1%	96.8%	96.6%	96.4%
Percentage change - Prologis Share*:					
NOI - cash	8.5%	5.7%	7.2%	7.2%	6.7%
NOI - net effective	7.8%	4.1%	5.5%	6.2%	6.6%

PROPERTY IMPROVEMENTS


Per square foot ($)
Trailing four quarter average
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
$0.12
$0.12
$0.13
$0.14
$0.14
$0.21
$0.05
$0.13
$0.17
$0.20
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

TURNOVER COSTS ON LEASES COMMENCED


Per square foot ($)
As a % of lease value
$4.00
$3.20
$2.40
$1.60
$0.80
$0.00
10%
8%
6%
4%
2%
0%
7.1%
5.9%
7.6%
7.2%
7.9%
$3.26
$2.54
$3.38
$3.59
$3.76
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
1.8%
1.9%
2.2%
2.6%
2.8%
Free rent as a % of lease value - trailing four quarters

COMPOSITION OF PORTFOLIO (BY UNIT SIZE)


30%
25%
20%
15%
10%
5%
27%
29%
23%
21%
<100KSF
100-250KSF
250-500KSF
>500KSF
94.1%
95.1%
97.2%
98.2%
Period ending occupancy

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. This data includes recurring capital expenditures and NOI of our Operating Portfolio. Excluded from recurring capital expenditures is spend for our properties that is structural in nature and therefore non-recurring.

15

Operating Portfolio – Square Feet, Occupied and Leased Operations # of Buildings Square Feet Occupied % Leased % square feet in thousands and ordered by Prologis Share of NOI (%) Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Southern California 551 125,449 105,029 13.7 96.9 97.2 96.9 97.2 New Jersey/New York City 206 54,052 42,480 5.6 95.3 95.2 95.7 95.7 Chicago 328 70,095 55,183 7.2 97.4 98.0 97.4 98.0 San Francisco Bay Area 285 28,309 23,459 3.1 93.8 93.5 94.4 94.2 Dallas/Ft. Worth 276 60,311 51,176 6.7 94.9 94.8 95.5 95.3 Atlanta 236 52,125 46,084 6.0 98.8 98.9 99.0 99.0 South Florida 224 29,411 23,321 3.0 94.6 93.8 95.1 94.4 Lehigh Valley 82 37,120 32,882 4.3 92.9 92.6 92.9 92.6 Houston 235 38,046 32,154 4.2 96.5 96.3 96.6 96.4 Seattle 164 24,838 17,694 2.3 96.5 96.3 96.5 96.3 Central Valley 45 22,945 21,772 2.8 97.3 97.1 97.3 97.1 Baltimore/Washington 134 18,145 14,396 1.9 95.0 94.9 95.0 94.9 Nashville 66 17,335 14,297 1.9 98.3 97.9 98.3 97.9 Orlando 109 14,115 12,657 1.7 98.2 98.1 98.5 98.4 Phoenix 82 16,737 14,311 1.9 90.1 88.9 91.5 90.5 Las Vegas 79 14,298 9,141 1.2 92.9 95.1 92.9 95.1 Central PA 37 18,723 13,946 1.8 97.6 98.2 98.2 98.7 Cincinnati 69 19,023 16,665 2.2 94.0 94.5 94.1 94.6 Indianapolis 57 20,580 16,368 2.1 96.9 96.6 96.9 96.6 Remaining U.S. markets (11 markets) 382 71,832 61,650 8.1 95.1 95.8 95.2 95.8 Total U.S. 3,647 753,489 624,665 81.7 95.9 96.0 96.1 96.2 Mexico 349 66,239 22,780 3.0 98.0 97.5 98.0 97.5 Canada 37 12,548 12,548 1.6 97.7 97.7 97.7 97.7 Brazil 46 19,499 3,980 0.5 96.5 96.6 96.5 96.6 Total Other Americas 432 98,286 39,308 5.1 97.7 97.5 97.7 97.5 United Kingdom 175 33,283 12,829 1.7 93.9 89.5 93.9 89.5 France 148 35,786 12,423 1.6 96.9 97.4 96.9 97.4 Germany 136 32,583 9,590 1.3 97.8 97.3 97.8 97.3 Netherlands 115 30,191 9,757 1.3 98.3 98.6 98.3 98.6 Remaining European countries (8 countries) 496 103,993 36,841 4.8 95.2 93.4 95.6 93.9 Total Europe 1,070 235,836 81,440 10.7 96.0 94.5 96.2 94.7 Japan 73 50,887 10,215 1.3 96.4 85.8 97.4 90.3 China 177 52,466 8,008 1.1 91.9 91.9 92.5 92.5 Singapore 5 951 951 0.1 98.3 98.3 98.3 98.3 Total Asia 255 104,304 19,174 2.5 94.1 89.0 94.9 91.6 8.0 Total Outside the U.S. 1,757 438,426 139,922 18.3 95.9 94.6 96.2 95.0 97.7 98.2 Total Operating Portfolio 5,404 1,191,915 764,587 100.0 95.9 95.8 96.2 96.0

4Q 2024 Supplemental

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	Fourth Quarter NOI* Owned and Managed	Fourth Quarter NOI* Prologis Share	Fourth Quarter NOI* % of Total	Gross Book Value Owned and Managed	Gross Book Value Prologis Share	Gross Book Value % of Total
Southern California	$ 361,148	$ 311,091	19.9	$ 20,562,935	$ 17,915,219	19.8
New Jersey/New York City	168,478	135,909	8.7	9,638,876	7,840,264	8.7
Chicago	115,170	92,748	5.9	6,752,577	5,342,832	5.9
San Francisco Bay Area	98,733	82,662	5.3	4,574,407	3,815,404	4.2
Dallas/Ft. Worth	97,490	81,930	5.2	5,509,766	4,659,534	5.1
Atlanta	91,014	72,168	4.6	4,399,366	3,908,398	4.3
South Florida	85,612	67,466	4.3	5,183,436	4,226,001	4.7
Lehigh Valley	68,583	60,725	3.9	4,662,223	4,219,233	4.7
Houston	57,563	49,273	3.2	3,871,518	3,343,652	3.7
Seattle	67,057	48,344	3.1	3,748,298	2,891,625	3.2
Central Valley	43,557	40,592	2.6	1,989,710	1,885,226	2.1
Baltimore/Washington	47,115	37,505	2.4	2,624,609	2,118,184	2.3
Nashville	31,492	26,916	1.7	1,548,940	1,349,467	1.5
Orlando	27,214	24,638	1.6	1,497,133	1,355,965	1.5
Phoenix	29,661	24,344	1.6	1,878,660	1,574,887	1.7
Las Vegas	35,183	22,618	1.4	1,650,594	1,026,367	1.1
Central PA	28,578	21,454	1.4	1,663,724	1,277,673	1.4
Cincinnati	23,588	21,174	1.4	1,319,335	1,184,936	1.3
Indianapolis	25,789	20,934	1.3	1,365,902	1,133,909	1.3
Remaining U.S. markets (11 markets)	118,205	100,951	6.5	6,153,111	5,263,167	5.8
Total U.S.	**1,621,230**	**1,343,442**	**86.0**	**90,595,120**	**76,331,943**	**84.3**
Mexico	101,112	34,673	2.2	5,164,382	1,768,686	2.0
Canada	30,663	30,663	2.0	1,202,426	1,202,426	1.3
Brazil	23,722	5,228	0.3	864,725	197,983	0.2
Total Other Americas	**155,497**	**70,564**	**4.5**	**7,231,533**	**3,169,095**	**3.5**
United Kingdom	94,193	34,180	2.2	8,068,530	3,235,482	3.5
France	48,658	16,497	1.1	3,421,319	1,095,979	1.2
Germany	50,450	14,632	0.9	3,469,878	990,164	1.1
Netherlands	44,821	14,501	0.9	3,188,692	979,840	1.1
Remaining European countries (8 countries)	133,205	45,699	2.9	8,328,193	2,889,392	3.2
Total Europe	**371,327**	**125,509**	**8.0**	**26,476,612**	**9,190,857**	**10.1**
Japan	88,554	15,086	1.0	7,009,069	1,287,188	1.4
China	33,053	5,080	0.3	2,933,911	450,253	0.5
Singapore	2,414	2,414	0.2	140,882	140,882	0.2
Total Asia	**124,021**	**22,580**	**1.5**	**10,083,862**	**1,878,323**	**2.1**
Total Outside the U.S.	**650,845**	**218,653**	**14.0**	**43,792,007**	**14,238,275**	**15.7**
Total Operating Portfolio	**$ 2,272,075**	**$ 1,562,095**	**100.0**	**$ 134,387,127**	**$ 90,570,218**	**100.0**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

17

Operating Portfolio – Summary by Division * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operations # of Buildings Square Feet Occupied % Leased % square feet and dollars in thousands Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Consolidated Total U.S. 2,881 619,978 583,917 76.4 95.9 96.0 96.1 96.2 Total Outside the U.S. 100 24,285 24,285 3.2 83.7 83.7 85.8 85.8 Total Operating Portfolio - Consolidated 2,981 644,263 608,202 79.6 95.4 95.5 95.7 95.8 Unconsolidated Total U.S. 766 133,511 40,748 5.3 96.2 96.2 96.4 96.4 Total Outside the U.S. 1,657 414,141 115,637 15.1 96.7 96.8 96.8 97.0 Total Operating Portfolio - Unconsolidated 2,423 547,652 156,385 20.4 96.6 96.7 96.7 96.8 Total Total U.S. 3,647 753,489 624,665 81.7 95.9 96.0 96.1 96.2 Total Outside the U.S. 1,757 438,426 139,922 18.3 95.9 94.6 96.2 95.0 Total Operating Portfolio 5,404 1,191,915 764,587 100.0 95.9 95.8 96.2 96.0 Value added properties - consolidated 12 1,620 1,587 20.6 20.4 20.6 20.4 Value added properties - unconsolidated 13 3,277 1,321 51.8 60.4 51.8 60.4 Total Operating Properties 5,429 1,196,812 767,495 95.7 95.6 95.9 95.8 Fourth Quarter NOI* Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Consolidated Total U.S. $ 1,317,396 $ 1,250,712 80.1 $ 75,630,799 $ 71,764,832 79.2 Total Outside the U.S. 42,100 42,083 2.7 2,478,815 2,478,815 2.8 Total Operating Portfolio - Consolidated $ 1,359,496 $ 1,292,795 82.8 $ 78,109,614 $ 74,243,647 82.0 Unconsolidated Total U.S. $ 303,834 $ 92,730 5.9 $ 14,964,321 $ 4,567,111 5.0 Total Outside the U.S. 608,745 176,569 11.3 41,313,192 11,759,460 13.0 Total Operating Portfolio - Unconsolidated $ 912,579 $ 269,299 17.2 $ 56,277,513 $ 16,326,571 18.0 Value added properties - consolidated $ (55) $ (7) $ 254,640 $ 239,239 Value added properties - unconsolidated $ 1,491 $ 735 $ 390,430 $ 156,877

4Q 2024 Supplemental

Operations

Customer Information

Top Customers
square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	4.9	45,625
2	Home Depot	1.8	19,056
3	FedEx	1.3	10,574
4	DHL	1.1	13,008
5	Geodis	1.1	15,328
6	CEVA Logistics	1.0	13,271
7	GXO	0.8	10,132
8	UPS	0.8	9,434
9	Maersk	0.8	6,901
10	Kuehne + Nagel	0.7	8,580
Top 10 Customers		**14.3**	**151,909**
11	DSV A/S	0.7	7,873
12	Walmart	0.6	8,179
13	NFI Industries	0.5	4,029
14	Pepsi	0.4	4,317
15	GigaCloud	0.4	3,147
16	Lululemon	0.4	2,481
17	Mercado Libre	0.4	5,183
18	Ryder	0.4	3,500
19	Burlington Stores	0.4	3,130
20	Samsung	0.4	4,823
21	DB Schenker	0.4	5,556
22	Wayfair	0.4	5,783
23	ZOZO	0.4	4,886
24	Nippon Express	0.4	4,126
25	Imperial Dade	0.3	2,180
Top 25 Customers		**20.8**	**221,102**

Remaining Lease Expirations - Operating Portfolio
square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2025[A]	153,876	931,837	10.4	6.06
2026	185,220	1,254,076	14.0	6.77
2027	183,307	1,361,485	15.2	7.43
2028	158,702	1,298,917	14.5	8.18
2029	130,010	1,150,629	12.9	8.85
Thereafter	332,338	2,952,143	33.0	8.88
Total	**1,143,453**	**8,949,087**	**100.0**	**7.83**
Weighted average term of leases remaining (based on net effective rent)				3.9 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2025[A]	83,499	553,459	9.1	6.63
2026	114,341	821,973	13.5	7.19
2027	118,094	921,080	15.1	7.80
2028	100,684	875,702	14.3	8.70
2029	89,528	821,383	13.4	9.17
Thereafter	226,114	2,112,712	34.6	9.34
Total	**732,260**	**6,106,309**	**100.0**	**8.34**
Weighted average term of leases remaining (based on net effective rent)				4.2 years

A. We have signed leases, which were due to expire in 2025, totaling 66 million square feet in our Owned and Managed portfolio (4.2% of total net effective rent) and 38 million square feet on a Prologis Share basis (3.7% of total net effective rent). These are excluded from 2025 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity $14,600 — $23,200 $3,100 $800 DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO in millions This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $942 $1,326 $1,583 $917 $773 Est Wtd Avg Stabilized Yield 6.3% 6.1% 6.3% 6.3% 6.1% Est Build Out(B): Sq. Ft. 215 TEI $38,300

4Q 2024 Supplemental

Capital Deployment

Development Stabilizations

			Q4 2024			FY 2024
			TEI			TEI
square feet and dollars in thousands	Square Feet	Owned and Managed	Prologis Share	Square Feet	Owned and Managed	Prologis Share
Central[(A)]	541	$ 76,356	$ 76,356	4,508	$ 700,478	$ 682,810
East[(A)]	641	184,483	177,370	2,485	476,007	468,712
West	500	119,544	119,544	7,967	1,745,059	1,744,627
Total U.S.	**1,682**	**380,383**	**373,270**	**14,960**	**2,921,544**	**2,896,149**
Canada	977	129,421	129,421	977	129,421	129,421
Mexico	442	36,138	36,138	716	57,109	57,109
Brazil	1,131	74,451	14,890	1,131	74,451	14,890
Total Other Americas	**2,550**	**240,010**	**180,449**	**2,824**	**260,981**	**201,420**
Northern Europe	832	135,939	135,939	1,347	187,814	176,919
Southern Europe	249	29,518	22,855	906	91,172	78,140
Central Europe	166	15,132	3,978	1,379	130,950	119,796
United Kingdom	–	–	–	1,298	351,543	351,543
Total Europe	**1,247**	**180,589**	**162,772**	**4,930**	**761,479**	**726,398**
Japan	1,001	110,507	110,507	2,663	312,162	312,162
China[(A)]	–	–	–	3,786	212,904	31,936
India	–	–	–	–	–	–
Total Asia	**1,001**	**110,507**	**110,507**	**6,449**	**525,066**	**344,098**
Total Outside the U.S.	**4,798**	**531,106**	**453,728**	**14,203**	**1,547,526**	**1,271,916**
Total Development Stabilizations	**6,480**	**$ 911,489**	**$ 826,998**	**29,163**	**$ 4,469,070**	**$ 4,168,065**
Percent build-to-suit			54.0 %			32.8 %
Estimated weighted average stabilized yield			7.0 %			6.1 %
Annualized estimated NOI			$ 57,990			$ 255,895
Estimated weighted average stabilized cap rate			5.1 %			5.0 %
Estimated weighted average margin			36.1 %			18.5 %
Estimated value creation			**$ 298,284**			**$ 772,872**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.

21

4Q 2024 Supplemental

Capital Deployment

Development Starts

square feet and dollars in thousands	Q4 2024 Square Feet	Q4 2024 Leased % at Start	Q4 2024 TEI Owned and Managed	Q4 2024 TEI Prologis Share	FY 2024 Square Feet	FY 2024 Leased % at Start	FY 2024 TEI Owned and Managed	FY 2024 TEI Prologis Share
Central[A]	–	–	$ –	$ –	30	100.0	$ 264,715	$ 141,086
East	–	–	–	–	1,309	0.0	265,847	260,102
West[A]	–	–	25,861	25,861	670	0.0	121,469	121,085
Total U.S.	**–**	**–**	**25,861**	**25,861**	**2,009**	**1.5**	**652,031**	**522,273**
Canada	–	–	–	–	–	–	–	–
Mexico	–	–	–	–	1,609	0.0	173,434	173,434
Brazil	2,147	100.0	159,006	31,801	2,147	100.0	159,006	31,801
Total Other Americas	**2,147**	**100.0**	**159,006**	**31,801**	**3,756**	**57.1**	**332,440**	**205,235**
Northern Europe	–	–	–	–	1,402	70.4	201,782	170,428
Southern Europe	–	–	–	–	423	34.9	40,698	40,698
Central Europe	–	–	–	–	846	74.4	59,327	59,327
United Kingdom[A]	115	0.0	179,019	179,019	115	0.0	179,019	179,019
Total Europe	**115**	**0.0**	**179,019**	**179,019**	**2,786**	**63.3**	**480,826**	**449,472**
Japan	618	63.9	116,855	116,855	730	69.5	140,919	140,919
China	–	–	–	–	–	–	–	–
India	561	0.0	28,109	21,081	561	0.0	28,109	21,081
Total Asia	**1,179**	**33.5**	**144,964**	**137,936**	**1,291**	**39.3**	**169,028**	**162,000**
Total Outside the U.S.	**3,441**	**73.9**	**482,989**	**348,756**	**7,833**	**56.4**	**982,294**	**816,707**
Total Development Starts	**3,441**	**73.9**	**$ 508,850**	**$ 374,617**	**9,842**	**45.2**	**$ 1,634,325**	**$ 1,338,980**
Percent build-to-suit				37.3 %				33.4 %
Estimated weighted average stabilized yield				5.9 %				7.3 %
Annualized estimated NOI				$ 22,168				$ 97,594
Estimated weighted average stabilized cap rate				4.8 %				5.4 %
Estimated weighted average margin				17.5 %				26.9 %
Estimated value creation				**$ 65,415**				**$ 365,965**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.

22

4Q 2024 Supplemental

Capital Deployment

Development Portfolio

					Under Development											
	Pre-Stabilized Developments				2025 Expected Completion			2026 and Thereafter Expected Completion			Total Development Portfolio					
			TEI			TEI			TEI		Owned and Managed			Prologis Share		
square feet and dollars in thousands	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	TEI	Sq Ft	Leased %	TEI
Central [A]	399	0.0	$ 63,145	$ 63,145	1,144	$ 782,111	$ 716,526	1,037	$ 395,750	$ 367,550	2,580	39.2	$ 1,241,006	2,477	36.7	$ 1,147,221
East [A]	1,255	0.0	274,966	274,966	1,777	399,717	393,535	351	56,546	56,546	3,383	10.3	731,229	3,343	10.5	725,047
West [A]	1,347	0.0	295,387	295,387	2,846	488,417	487,871	524	67,877	67,877	4,717	45.3	851,681	4,712	45.3	851,135
Total U.S.	**3,001**	**0.0**	**633,498**	**633,498**	**5,767**	**1,670,245**	**1,597,932**	**1,912**	**520,173**	**491,973**	**10,680**	**32.7**	**2,823,916**	**10,532**	**32.2**	**2,723,403**
Canada	317	0.0	81,752	81,752	1,217	209,898	209,898	—	—	—	1,534	0.0	291,650	1,534	0.0	291,650
Mexico	690	41.3	69,685	69,685	2,035	205,092	205,092	735	69,689	69,689	3,460	17.3	344,466	3,460	17.3	344,466
Brazil	240	57.8	15,113	3,023	118	7,677	1,535	2,147	159,006	31,801	2,505	91.2	181,796	501	91.2	36,359
Total Other Americas	**1,247**	**34.0**	**166,550**	**154,460**	**3,370**	**422,667**	**416,525**	**2,882**	**228,695**	**101,490 —**	**7,499**	**38.5**	**817,912**	**5,495**	**19.2**	**672,475**
Northern Europe	1,174	32.9	122,975	115,964	1,528	233,008	196,097	–	–	–	2,702	53.1	355,983	2,498	51.8	312,061
Southern Europe	–	–	–	–	750	72,623	72,623	–	–	–	750	63.2	72,623	750	63.2	72,623
Central Europe	311	55.8	25,374	25,374	845	56,138	56,138	–	–	–	1,156	69.4	81,512	1,156	69.4	81,512
United Kingdom [A]	28	0.0	12,088	3,178	362	152,063	152,063	115	179,019	179,019	505	14.4	343,170	485	15.1	334,260
Total Europe	**1,513**	**37.0**	**160,437**	**144,516**	**3,485**	**513,832**	**476,921**	**115**	**179,019**	**179,019**	**5,113**	**54.5**	**853,288**	**4,889**	**54.1**	**800,456**
Japan	–	–	–	–	1,489	255,051	255,051	1,290	209,704	209,704	2,779	34.2	464,755	2,779	34.2	464,755
China [A]	824	94.3	39,059	5,859	–	–	–	2,382	158,756	23,814	3,206	24.2	197,815	481	24.2	29,673
India	–	–	–	–	561	28,109	21,081	–	–	–	561	0.0	28,109	421	0.0	21,081
Total Asia	**824**	**94.3**	**39,059**	**5,859**	**2,050**	**283,160**	**276,132**	**3,672**	**368,460**	**233,518**	**6,546**	**26.4**	**690,679**	**3,681**	**29.0**	**515,509**
Total Outside the U.S.	**3,584**	**49.1**	**366,046**	**304,835**	**8,905**	**1,219,659**	**1,169,578**	**6,669**	**776,174**	**514,027**	**19,158**	**38.6**	**2,361,879**	**14,065**	**33.9**	**1,988,440**
Total Development Portfolio	**6,585**	**26.7**	**$ 999,544**	**$ 938,333**	**14,672**	**$ 2,889,904**	**$ 2,767,510**	**8,581**	**$ 1,296,347**	**$ 1,006,000**	**29,838**	**36.5**	**$ 5,185,795**	**24,597**	**33.2**	**$ 4,711,843**
Cost to complete			$ 115,138	$ 100,082		$ 991,560	$ 940,413		$ 969,772	$ 737,421			$ 2,076,470			$ 1,777,916
Percent build-to-suit				2.6 %			37.8 %			38.2 %						30.9 %
Estimated weighted average stabilized yield				6.7 %			6.9 %			6.3 %						6.7 %

Annualized estimated NOI	$ 316,276
Estimated weighted average stabilized cap rate	5.3 %
Estimated weighted average margin	23.3 %
Estimated value creation	**$ 1,098,608**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate Investments upon completion. The data centers in our Development Portfolio have a TEI of $0.9 billion and $0.8 billion and cost to complete of $0.6 billion and $0.5 billion on an Owned and Managed basis and Prologis Share basis, respectively.

23

Third-Party Acquisitions Capital Deployment Q4 2024 FY 2024 Square Feet Acquisition Price Square Feet Acquisition Price square feet and dollars in thousands Owned and Managed Prologis Share Owned and Managed Prologis Share Owned and Managed Prologis Share Owned and Managed Prologis Share Prologis Wholly-Owned – – $ – $ – 9,418 9,418 $ 806,644 $ 806,644 Total U.S. – – – – 9,418 9,418 806,644 806,644 Prologis Wholly-Owned – – – – 1,629 1,629 390,834 390,834 FIBRA Prologis – – – – 1,565 559 199,875 71,323 Prologis European Logistics Fund 204 54 21,076 5,541 1,158 299 179,322 46,185 Prologis European Logistics Partners 849 425 110,250 55,125 1,499 750 185,681 92,840 Total Outside the U.S. 1,053 479 131,326 60,666 5,851 3,237 955,712 601,182 Total Third-Party Building Acquisitions 1,053 479 $ 131,326 $ 60,666 15,269 12,655 $ 1,762,356 $ 1,407,826 Weighted average stabilized cap rate 5.9% 5.1 % Acquisitions of other real estate investments 322,936 322,936 508,918 508,918 Total Third-Party Acquisitions $ 454,262 $ 383,602 $ 2,271,274 $ 1,916,744

4Q 2024 Supplemental PROLOGIS

Capital Deployment

Dispositions and Contributions

square feet and dollars in thousands	Q4 2024 Square Feet Owned and Managed	Q4 2024 Square Feet Prologis Share	Q4 2024 Sales Price Owned and Managed	Q4 2024 Sales Price Prologis Share	FY 2024 Square Feet Owned and Managed	FY 2024 Square Feet Prologis Share	FY 2024 Sales Price Owned and Managed	FY 2024 Sales Price Prologis Share
Third-Party Building Dispositions								
Prologis Wholly-Owned	1,822	1,822	$ 231,661	$ 231,661	11,153	11,153	$ 1,135,094	$ 1,135,094
Prologis Targeted U.S. Logistics Fund	1,449	442	163,947	50,038	2,597	782	285,799	86,010
Total U.S.	**3,271**	**2,264**	**395,608**	**281,699**	**13,750**	**11,935**	**1,420,893**	**1,221,104**
Prologis European Logistics Fund	476	125	45,687	12,011	476	125	45,687	12,011
Total Europe	**476**	**125—**	**45,687**	**12,011**	**476**	**125—**	**45,687**	**12,011**
Total Outside the U.S.	**476**	**125**	**45,687**	**12,011**	**476**	**125**	**45,687**	**12,011**
Total Third-Party Building Dispositions	**3,747**	**2,389**	**$ 441,295**	**$ 293,710**	**14,226**	**12,060**	**$ 1,466,580**	**$ 1,233,115**
Building Contributions to Co-Investment Ventures								
Prologis Targeted U.S. Logistics Fund	5,473	5,473	$ 967,150	$ 671,975	10,910	10,910	$ 1,869,179	$ 1,300,959
Total U.S.	**5,473**	**5,473**	**967,150**	**671,975**	**10,910**	**10,910**	**1,869,179**	**1,300,959**
FIBRA Prologis	411	411	61,800	40,430	685	685	85,358	54,263
Total Other Americas	**411**	**411**	**61,800**	**40,430**	**685**	**685**	**85,358**	**54,263**
Prologis European Logistics Fund	2,025	2,025	266,481	196,423	3,864	3,864	643,519	476,874
Prologis European Logistics Partners	2,164	2,164	356,261	178,132	2,164	2,164	356,261	178,132
Total Europe	**4,189**	**4,189**	**622,742**	**374,555**	**6,028**	**6,028**	**999,780**	**655,006**
Nippon Prologis REIT	1,428	1,428	259,778	220,629	1,428	1,428	259,778	220,629
Japan Core Logistics Fund	520	520—	90,256	75,589	520	520—	90,256	75,589
Total Asia	**1,948**	**1,948—**	**350,034**	**296,218 $ 0**	**1,948**	**1,948—**	**350,034**	**296,218**
Total Outside the U.S.	**6,548**	**6,548**	**1,034,576**	**711,203**	**8,661**	**8,661**	**1,435,172**	**1,005,487**
Total Building Contributions to Co-Investment Ventures	**12,021**	**12,021**	**$ 2,001,726**	**$ 1,383,178**	**19,571**	**19,571**	**$ 3,304,351**	**$ 2,306,446**
Total Building Dispositions and Contributions	**15,768**	**14,410**	**$ 2,443,021**	**$ 1,676,888**	**33,797**	**31,631**	**$ 4,770,931**	**$ 3,539,561**
Weighted average stabilized cap rate				**4.4 %**				**4.8 %**
Land dispositions			12,831	12,796			13,629	13,594
Dispositions of other real estate investments(A)			521,780	265,279			688,266	431,765
Grand Total Dispositions and Contributions			**$ 2,977,632**	**$ 1,954,963**			**$ 5,472,826**	**$ 3,984,920**

A. Amounts include the disposition of non-industrial assets, including yards and data centers. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

25

Capital Deployment

4Q 2024 Supplemental

Land Portfolio – Owned and Managed

square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Acres			Current Book Value		
	Owned and Managed	Prologis Share	Estimated Build Out (sq ft)	Owned and Managed	Prologis Share	% of Total
Southern California	652	606	12,030	$ 799,026	$ 760,345	17.0
New Jersey/New York City	168	168	2,462	363,517	363,517	8.1
Chicago	84	84	1,451	23,758	23,693	0.5
San Francisco Bay Area	56	56	1,010	94,924	94,924	2.1
Dallas/Ft. Worth	392	392	5,846	139,424	139,349	3.1
Atlanta	464	464	4,767	52,705	52,705	1.2
South Florida	100	99	1,475	110,512	110,245	2.5
Lehigh Valley	105	105	1,029	37,849	37,849	0.8
Houston	428	416	6,311	165,081	163,410	3.6
Seattle	61	61	1,130	54,499	54,499	1.2
Central Valley	802	802	12,841	206,281	206,279	4.6
Baltimore/Washington	120	120	1,279	62,102	62,102	1.4
Nashville	365	365	5,085	142,054	142,054	3.2
Orlando	154	131	2,071	47,372	40,416	0.9
Phoenix	92	92	1,431	42,077	42,077	0.9
Las Vegas	980	980	14,826	304,715	304,715	6.8
Central PA	104	104	1,117	28,454	28,454	0.6
Indianapolis	4	4	38	284	284	0.0
Remaining U.S. markets (7 markets)	585	576	8,519	249,527	243,813	5.5
Total U.S.	**5,716**	**5,625**	**84,718**	**2,924,161**	**2,870,730**	**64.0**
Mexico	856	723	15,625	241,825	229,051	5.1
Canada	272	272	4,807	442,234	442,234	9.9
Brazil	673	581	14,193	222,052	210,801	4.7
Total Other Americas	**1,801**	**1,576**	**34,625**	**906,111**	**882,086**	**19.7**
United Kingdom	311	311	5,670	233,078	233,078	5.2
France	184	137	3,613	133,559	125,899	2.8
Germany	101	67	2,192	83,898	52,287	1.2
Netherlands	55	55	1,437	52,017	52,017	1.2
Remaining European countries (7 countries)	761	700	14,724	145,460	132,035	2.9
Total Europe	**1,412**	**1,270**	**27,636**	**648,012**	**595,316**	**13.3**
Japan	89	89	5,448	95,464	95,464	2.1
China	47	7	1,275	10,433	1,565	0.0
India	196	147	4,637	53,665	40,249	0.9
Total Asia	**332**	**243**	**11,360**	**159,562**	**137,278**	**3.0**
Total Outside the U.S.	**3,545**	**3,089**	**73,621**	**1,713,685**	**1,614,680**	**36.0**
Total Land Portfolio	**9,261**	**8,714**	**158,339**	**$ 4,637,846**	**$ 4,485,410**	**100.0**

26

4Q 2024 Supplemental

Capital Deployment

Land Portfolio – Summary and Roll Forward

dollars in thousands	Acres: Owned and Managed	Acres: Prologis Share	Acres: % of Total	Current Book Value: Owned and Managed	Current Book Value: Prologis Share	Current Book Value: % of Total
Central	1,600	1,579	18.0	$ 601,914	$ 594,441	13.3
East	1,251	1,227	14.1	708,819	701,596	15.6
West	2,865	2,819	32.4	1,613,428	1,574,693	35.1
Total U.S.	**5,716**	**5,625**	**64.5**	**2,924,161**	**2,870,730**	**64.0**
Mexico	856	723	8.3	241,825	229,051	5.1
Canada	272	272	3.1	442,234	442,234	9.9
Brazil	673	581	6.7	222,052	210,801	4.7
Total Other Americas	**1,801**	**1,576**	**18.1**	**906,111**	**882,086**	**19.7**
Central Europe	498	474	5.4	99,074	95,059	2.1
Northern Europe	199	147	1.7	146,398	110,182	2.5
Southern Europe	404	338	3.9	169,462	156,997	3.5
United Kingdom	311	311	3.6	233,078	233,078	5.2
Total Europe	**1,412**	**1,270**	**14.6**	**648,012**	**595,316**	**13.3**
Japan	89	89	1.0	95,464	95,464	2.1
China	47	7	0.1	10,433	1,565	0.0
India	196	147	1.7	53,665	40,249	0.9
Total Asia	**332**	**243**	**2.8**	**159,562**	**137,278**	**3.0**
Total Outside the U.S.	**3,545**	**3,089**	**35.5**	**1,713,685**	**1,614,680**	**36.0**
Total Land Portfolio	**9,261**	**8,714**	**100.0**	**$ 4,637,846**	**$ 4,485,410**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 25,600,000	$ 24,600,000	
Estimated build out of Covered Land Plays (in TEI)				7,500,000	6,200,000	
Estimated build out of other land (in TEI)[(A)]				8,400,000	7,500,000	
Total				**$ 41,500,000**	**$ 38,300,000**	

Land Roll Forward - Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At September 30, 2024	**$ 2,721,062**	**$ 880,543**	**$ 678,311**	**$ 151,329**	**$ 4,431,245**
Acquisitions	34,011	68,843	27,688	14,632	145,174
Reclassification of Covered Land Plays	59,232	—	—	—	59,232
Dispositions	—	—	(7,481)	—	(7,481)
Development starts	(13,060)	(5,368)	(11,521)	(19,730)	(49,679)
Infrastructure costs	73,157	7,478	12,558	2,065	95,258
Effect of changes in foreign exchange rates and other	(3,672)	(69,410)	(104,239)	(11,018)	(188,339)
At December 31, 2024	**$ 2,870,730**	**$ 882,086**	**$ 595,316**	**$ 137,278**	**$ 4,485,410**

A. Amounts include approximately 3,400 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

27

Solar Operating and Development Portfolios – Owned and Managed Capital Deployment dollars in thousands, including markets where we own solar ordered by Prologis Share of Operating Portfolio NOI (%) Operating Portfolio Development Portfolio Solar Capacity (MW) Gross Book Value Solar Capacity (MW) Current Investment TEI Southern California 20 $ 44,323 50 $ 79,209 $ 156,380 New Jersey/New York City 55 108,779 32 90,144 116,117 Chicago – – 33 62,717 98,291 San Francisco Bay Area 6 14,097 13 12,797 40,195 Central Valley 16 32,829 14 27,988 41,451 Remaining U.S. markets (4 markets) – – 9 6,940 18,686 Total U.S. 97 200,028 151 279,795 471,120 Mexico – – 23 13,147 23,381 Total Other Americas – – 23 13,147 23,381 Germany 23 17,187 22 3,777 20,419 Italy 12 6,035 5 1,356 5,774 Remaining European countries (5 countries) 7 7,361 6 1,000 4,992 Total Europe 42 30,583 33 6,133 31,185 Japan 45 66,471 17 7,664 12,136 China 16 9,307 10 3,799 4,414 Singapore 5 3,661 – – – Total Asia 66 79,439 27 11,463 16,550 Total Outside the U.S 108 110,022 83 30,743 71,116 Total Owned and Managed 205 310,050 234 $ 310,538 $ 542,236 Third-party owned solar 339 – Total Solar Capacity (MW) 544 234 Investment Tax Credits ("ITC") (156,241) TEI, Net of ITCs $ 385,995 Estimated weighted average stabilized yield 10.9%

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Strategic Capital Overview 27.2 21.6 37.1 51.5 50.9 Trailing 3-year basis points of third-party AUM 91.4% 94.9% 95.0% 93.0% 95.0% % Open end/Public

Strategic Capital 4Q 2024 Supplemental PROLOGIS

Strategic Capital

Summary and Financial Highlights

Co-Investment Ventures	Region	Type	Established	Accounting Method	Ownership	Structure	Next Promote Opportunity
Prologis U.S. Logistics Venture	U.S.	Core	2014	Consolidated	55.0%	Open end	Q4 2025*
Prologis Targeted U.S. Logistics Fund	U.S.	Core	2004	Unconsolidated	30.5%	Open end	Q2 2026
FIBRA Prologis(A)	Mexico	Core	2014	Unconsolidated	34.6%	Public, Mexican Exchange	Q2 2025
Prologis Brazil Logistics Venture	Brazil	Core/Development	2019	Unconsolidated	20.0%	Closed end	Q4 2025*
Prologis European Logistics Fund	Europe	Core	2007	Unconsolidated	26.3%	Open end	Q3 2025
Prologis European Logistics Partners	Europe	Core	2013	Unconsolidated	50.0%	Open end	Q4 2025*
Nippon Prologis REIT(A)	Japan	Core	2013	Unconsolidated	15.1%	Public, Tokyo Exchange	N/A
Prologis Japan Core Logistics Fund	Japan	Core	2023	Unconsolidated	16.3%	Closed end	Q2 2025
Prologis China Core Logistics Fund	China	Core	2019	Unconsolidated	15.5%	Open end	Q3 2025
Prologis China Logistics Venture	China	Development	2011	Unconsolidated	15.0%	Closed end	Q4 2025

	Venture (at 100%)(B)			
in thousands	Square Feet	GBV of Operating Bldgs	GBV of Real Estate	Debt
Unconsolidated Co-Investment Ventures				
Prologis Targeted U.S. Logistics Fund	133,729	$ 15,004,148	$ 15,528,087	$ 5,398,546
FIBRA Prologis(A)	66,049	5,169,872	6,395,168	2,241,613
Prologis Brazil Logistics Venture and other joint ventures	19,048	819,636	880,834	–
Prologis European Logistics Fund	168,692	18,778,585	18,918,236	6,342,846
Prologis European Logistics Partners	63,027	7,217,268	7,459,404	–
Nippon Prologis REIT(A)	44,799	6,215,440	6,215,440	2,298,020
Prologis Japan Core Logistics Fund	3,119	529,083	529,083	282,832
Prologis China Core Logistics Fund	30,002	2,210,037	2,253,726	976,569
Prologis China Logistics Venture	22,464	723,874	778,676	385,106
Total Unconsolidated Co-Investment Ventures	**550,929**	**56,667,943**	**58,958,654**	**17,925,532**
Consolidated Co-Investment Ventures				
Prologis U.S. Logistics Venture	77,567	8,279,091	8,348,887	–
Total Unconsolidated Co-Investment Ventures	**77,567**	**8,279,091**	**8,348,887**	**–**
Total	**628,496**	**$ 64,947,034**	**$ 67,307,541**	**$ 17,925,532**

* The next promote opportunity is related to the Stabilization of individual development project(s).

A. Throughout this document we use the most recent public information for these co-investment ventures.

B. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

30

Strategic Capital

4Q 2024 Supplemental

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)[(A)]

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information	For the Three Months Ended December 31, 2024				
Rental revenue	$ 381,817	$ 175,358	$ 458,365	$ 162,746	$ 1,178,286
Rental expense	(94,616)	(29,367)	(94,706)	(45,239)	(263,928)
General and administrative expense	(21,767)	(21,272)	(19,482)	(16,286)	(78,807)
Depreciation and amortization expense and impairment charges	(120,652)	(30,822)	(191,870)	(480,624)	(823,968)
Other operating revenue (expense)	(736)	1,344	(979)	(43)	(414)
Operating income (expense) before gains on real estate transactions, net	**144,046**	**95,241**	**151,328**	**(379,446)**	**11,169**
Gains (losses) on dispositions of investments in real estate, net	248,913	(1,377)	6,263	(2,148)	251,651
Operating income (expense)	**392,959**	**93,864**	**157,591**	**(381,594)**	**262,820**
Interest expense	(58,571)	(29,817)	(49,835)	(22,583)	(160,806)
Current and deferred income tax benefit (expense)	(211)	2	(18,686)	(4,609)	(23,504)
Foreign currency, derivative and other gains (losses) and other income (expense), net	8,915	3,019	3,808	6,118	21,860
Net earnings (loss)	**343,092**	**67,068**	**92,878**	**(402,668)**	**100,370**
Real estate related depreciation and amortization expense and impairment charges	116,790	30,822	188,229	478,285	814,126
(Gains) losses on dispositions of investments in real estate, net of taxes	(86,494)	1,377	(6,798)	2,148	(89,767)
Unrealized foreign currency, derivative and other losses (gains), net	–	(4,827)	715	(5,372)	(9,484)
Deferred income tax expense (benefit)	–	–	(5,074)	110	(4,964)
FFO, as modified by Prologis*	**373,388**	**94,440**	**269,950**	**72,503**	**810,281**
Core FFO defined adjustments	(162,428)	750	4,856	6	(156,816)
Core FFO*	**$ 210,960**	**$ 95,190**	**$ 274,806**	**$ 72,509**	**$ 653,465**
Balance Sheet Information	At December 31, 2024				
Operating properties, before depreciation	$ 15,004,148	$ 5,989,508	$ 25,995,853	$ 9,678,434	$ 56,667,943
Accumulated depreciation	(2,866,479)	(718,996)	(4,292,213)	(1,169,210)	(9,046,898)
Properties under development, land and other real estate	523,939	1,286,494	381,787	98,491	2,290,711
Other assets	1,241,507	554,897	1,788,101	796,233	4,380,738
Total assets	**$ 13,903,115**	**$ 7,111,903**	**$ 23,873,528**	**$ 9,403,948**	**$ 54,292,494**
Third-party debt	$ 5,398,546	$ 2,241,613	$ 6,342,846	$ 3,942,527	$ 17,925,532
Other liabilities	1,067,924	179,882	2,032,358	419,064	3,699,228
Total liabilities	**$ 6,466,470**	**$ 2,421,495**	**$ 8,375,204**	**$ 4,361,591**	**$ 21,624,760**
Weighted average ownership	**30.5 %**	**30.9 %**	**33.0 %**	**15.2 %**	**29.0 %**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

31

Non-GAAP Pro-Rata Financial Information(A) * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended December 31, 2024 Rental revenue $ 92,749 $ 339,823 Rental expense (23,869) (73,744) General and administrative expense (11,899) (24,387) Depreciation and amortization expenses and impairment charges (32,743) (186,625) Other operating income (expense) 711 (331) Operating income before gains 24,949 54,736 Gains (losses) on dispositions of investments in real estate, net 6,177 76,781 Operating income 31,126 131,517 Interest expense (792) (43,424) Current and deferred income tax benefit (expense) (50) (4,999) Foreign currency, derivative and other gains (losses) and other income (expense), net 1,035 7,927 Earnings from unconsolidated co-investment ventures, net 35 – Net earnings 31,354 91,021 Real estate related depreciation and amortization expenses and impairment charges 31,921 183,937 Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land) (11) (28,042) NAREIT defined FFO* 63,264 246,916 Unrealized foreign currency, derivative and other losses (gains), net – (1,729) Deferred income tax expense (benefit) – (1,569) FFO, as modified by Prologis* 63,264 243,618 Core FFO defined adjustments (6,166) (47,276) Core FFO* $ 57,098 $ 196,342 Balance Sheet Information At December 31, 2024 Operating properties, before depreciation $ 3,881,368 $ 16,483,448 Accumulated depreciation (823,532) (2,684,934) Properties under development, land and other real estate 172,307 726,238 Other assets 195,613 851,547 Total assets $ 3,425,756 $ 15,376,299 Third-party debt $ 18,398 $ 4,653,326 Other liabilities 84,311 1,008,397 Total liabilities $ 102,709 $ 5,661,723 Weighted average ownership 35.0% 29.0 % Noncontrolling interests investment $ 3,323,047 Investment in and advances to unconsolidated co-investment ventures $ 9,274,762 Investment in and advances to other unconsolidated ventures 804,686 Investment in and advances to unconsolidated entities $ 10,079,448

Capitalization
4Q 2024 Supplemental PROLOGIS

Overview

ASSETS UNDER MANAGEMENT
dollars in millions


$135,925
$197,559
$197,559
$200,000
$175,000
$150,000
$125,000
$100,000
$75,000
$50,000
$25,000
$0
Investment Capacity $1,439
AUM Strategic Captial $92,455
Debt $35,514
Market Equity $100,411
Investors' share of ventures $60,195
Prologis Share of ventures $30,821
Direct owned and other $105,104
Total Enterprise Value(A) $135,925
Asia 6.5%
Other Americas 2.1%
Europe 15.9%
U.S.(B) 75.5%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE
dollars in millions


$135,925
$35,514
$100,411
Outside U.S. 15.3%
U.S. Dollar (B) 84.7%
Outside U.S. 54.1%
U.S. Dollar(B) 45.9%
Outside U.S. 4.0%
U.S. Dollar (B) 96.0%
Enterprise Value(A)
Debt
Market Equity

Prologis Share - Debt Metrics(C)		
	December 31, 2024	September 30, 2024
Debt as % of gross Market Capitalization*	25.6 %	23.1 %
Debt as % of gross real estate assets*	33.0 %	34.4 %
Secured debt as % of gross real estate assets*	0.5 %	0.5 %
Unencumbered gross real estate assets to unsecured debt*	290.4 %	282.5 %
Fixed charge coverage ratio*	6.8x	6.6x
Fixed charge coverage ratio, excluding development gains*	6.4x	6.2x
Debt/Adjusted EBITDA*	4.6x	5.1x
Debt/Adjusted EBITDA, excluding development gains*	4.9x	5.3x
Weighted average interest rate	3.2 %	3.1 %
Weighted average remaining maturity in years	9.0	9.2
Percentage of floating rate debt	4.8 %	5.2 %
Credit Ratings at December 31, 2024(D)		
Moody's	A3 (Outlook Positive)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE


Other 6.6%
JPY 9.2%
GBP 7.7%
USD 45.9%
EUR 30.6%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $103.3B
in billions


Other $6.5
CIP & Land $7.9
Operating Properties $88.9

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Enterprise value is calculated using Prologis' stock price of $105.70 at December 31, 2024. Prologis' stock price was $126.28 at September 30, 2024.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

4Q 2024 Supplemental PROLOGIS

Capitalization

Debt Components – Consolidated

dollars in thousands

	Unsecured						
Maturity	Senior Notes	Credit Facilities and Commercial Paper[A]	Term Loans and Other[B]	Secured Mortgage	Total	Wtd. Avg. Interest Rate	% Fixed
2025	$ 31,856	$ –	$ 314	$ 173,389	$ 205,559	4.1 %	78 %
2026	1,284,618	–	780,861	45,542	2,111,021	2.9 %	74 %
2027	1,898,055	162,632	254,376	4,156	2,319,219	2.6 %	84 %
2028	2,518,708	62,334	94,295	3,041	2,678,378	3.2 %	95 %
2029	3,193,130	–	–	3,191	3,196,321	2.7 %	100 %
2030	2,766,181	–	31,856	3,345	2,801,382	2.7 %	99 %
2031	1,993,129	–	127,425	17,607	2,138,161	2.5 %	100 %
2032	1,561,460	–	191,138	18,715	1,771,313	1.8 %	100 %
2033	2,256,856	–	166,510	43,236	2,466,602	4.4 %	97 %
2034	2,900,570	–	369,659	–	3,270,229	3.8 %	97 %
2035	1,771,343	–	–	–	1,771,343	2.9 %	100 %
Thereafter	6,720,381	–	–	–	6,720,381	3.6 %	100 %
Subtotal	**$ 28,896,287**	**$ 224,966**	**$ 2,016,434**	**$ 312,222**	**$ 31,449,909**	**3.1 %**	**96 %**
Unamortized net premiums (discounts)	(447,874)	–	–	7,163	(440,711)		
Unamortized finance costs	(126,250)	–	(3,117)	(568)	(129,935)		
Total consolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 28,322,163**	**$ 224,966**	**$ 2,013,317**	**$ 318,817**	**$ 30,879,263**		
Weighted average interest rate	3.2 %	4.1 %	2.0 %	4.3 %	3.1 %		
Weighted average remaining maturity in years	9.8	2.8	4.7	3.2	9.4		

Prologis consolidated debt by local currency

	Senior Notes	Credit Facilities and Commercial Paper	Term Loans and Other	Secured Mortgage	Total	Investment Hedges[C]	Total	% of Total
USD	$ 14,297,717	$ –	$ 7,570	$ 152,585	$ 14,457,872	$ (594,459)	$ 13,863,413	45 %
EUR	9,628,158	62,334	210,110	–	9,900,602	–	9,900,602	32 %
GBP	1,714,653	–	–	–	1,714,653	431,847	2,146,500	7 %
JPY	1,562,078	–	1,348,677	–	2,910,755	–	2,910,755	9 %
CAD	725,274	162,632	208,370	166,232	1,262,508	162,612	1,425,120	5 %
Other	394,283	–	238,590	–	632,873	–	632,873	2 %
Total debt	**$ 28,322,163**	**$ 224,966**	**$ 2,013,317**	**$ 318,817**	**$ 30,879,263**	**$ –**	**$ 30,879,263**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,312,755
Less: Credit facilities borrowings outstanding	224,966
Less: Commercial paper borrowings outstanding[D]	–
Less: Outstanding letters of credit	24,583
Current availability	6,063,206
Cash and cash equivalents	1,318,591
Total liquidity	**$ 7,381,797**

A. The maturities for the 2022 Global Facility ($163 million) and 2023 Global Facility ($62 million) are reflected at the extended maturity date, as the extension is at our option.
B. The maturity of certain debt ($309 million) is reflected at the extended maturity dates as the extension is at our option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.
D. We are required to maintain available commitments under our credit facilities in an amount at least equal to the commercial paper borrowings outstanding.

34

4Q 2024 Supplemental

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated(A)

dollars in thousands

	Noncontrolling Interests					Prologis Share of Unconsolidated Co-Investment Ventures				
Maturity	Unsecured	Secured	Total	Wtd. Avg. Interest Rate	% Fixed	Unsecured(B)	Secured	Total	Wtd. Avg. Interest Rate	% Fixed
2025	$ –	$ 5,226	$ 5,226	6.7 %	15 %	$ 353,611	$ 7,975	$ 361,586	4.1 %	47 %
2026	–	796	796	3.6 %	100 %	87,829	70,141	157,970	3.4 %	77 %
2027	–	829	829	3.6 %	100 %	249,987	34,340	284,327	3.9 %	75 %
2028	–	390	390	3.4 %	100 %	357,373	72,290	429,663	3.8 %	76 %
2029	–	410	410	3.4 %	100 %	661,116	4,226	665,342	4.0 %	94 %
2030	–	430	430	3.4 %	100 %	444,552	1,410	445,962	3.0 %	99 %
2031	–	1,861	1,861	3.4 %	100 %	337,650	807	338,457	2.9 %	100 %
2032	–	473	473	3.4 %	100 %	441,270	570	441,840	2.6 %	100 %
2033	–	6,809	6,809	3.4 %	100 %	289,411	38,585	327,996	2.5 %	100 %
2034	–	–	–	–	–	377,516	7,607	385,123	4.5 %	100 %
2035	–	–	–	–	–	404,984	–	404,984	4.6 %	100 %
Thereafter	–	–	–	–	–	437,896	–	437,896	4.1 %	100 %
Subtotal	**$ –**	**$ 17,224**	**$ 17,224**	**4.4 %**	**74 %**	**$ 4,443,195**	**$ 237,951**	**$ 4,681,146**	**3.7 %**	**90 %**
Unamortized net premiums (discounts)	–	1,226	1,226			(13,255)	705	(12,550)		
Unamortized finance costs	–	(52)	(52)			(14,183)	(1,087)	(15,270)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ –**	**$ 18,398**	**$ 18,398**			**$ 4,415,757**	**$ 237,569**	**$ 4,653,326**		
Weighted average interest rate	–	4.4 %	4.4 %			3.6 %	4.0 %	3.7 %		
Weighted average remaining maturity in years	–	6.0	6.0			6.6	4.3	6.4		

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	Secured	Total	% of Total
USD	$ –	$ 18,398	$ 18,398	100 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	–	–	–	–
Total debt	**$ –**	**$ 18,398**	**$ 18,398**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	Secured	Total	Investment Hedges(C)	Total	% of Total
USD	$ 2,396,548	$ 64,783	$ 2,461,331	$ –	$ 2,461,331	53 %
EUR	1,395,140	43,506	1,438,646	(482,069)	956,577	21 %
GBP	179,647	22,815	202,462	393,303	595,765	13 %
JPY	346,312	45,960	392,272	–	392,272	8 %
CAD	–	–	–	–	–	–
Other	98,110	60,505	158,615	88,766	247,381	5 %
Total debt	**$ 4,415,757**	**$ 237,569**	**$ 4,653,326**	**$ –**	**$ 4,653,326**	**100 %**

A. Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated.
B. The maturity of certain unsecured debt (Prologis Share $287 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

4Q 2024 Supplemental

Net Asset Value

Components – Prologis Share

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	583,917	$ 71,764,832	$ 123	$ 1,194,126	$ 1,194,126	$ 4,776,504	96.0 %
Other Americas	13,715	1,305,167	95	30,100	30,100	120,400	96.6 %
Europe	6,650	768,221	116	4,503	4,503	18,012	68.5 %
Asia	3,920	405,427	103	4,583	4,583	18,332	64.3 %
Pro forma adjustments for mid-quarter acquisitions/development completions					6,497	25,988	
Total consolidated operating portfolio	**608,202**	**74,243,647**	**122**	**1,233,312**	**1,239,809**	**4,959,236**	**95.5 %**
Unconsolidated							
U.S.	40,748	4,567,111	112	92,265	92,265	369,060	96.2 %
Other Americas	25,593	1,863,928	73	38,804	38,804	155,216	98.0 %
Europe	74,790	8,422,636	113	117,250	117,250	469,000	96.8 %
Asia	15,254	1,472,896	97	17,668	17,668	70,672	95.3 %
Net Property Management Income					10,115	35,836	
Pro forma adjustments for mid-quarter acquisitions/development completions					5,977	23,908	
Total unconsolidated operating portfolio	**156,385**	**16,326,571**	**104**	**265,987**	**282,079**	**1,123,692**	**96.7 %**
Total Operating Portfolio	**764,587**	**$ 90,570,218**	**$ 118**	**$ 1,499,299**	**$ 1,521,888**	**$ 6,082,928**	**95.8 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Prestabilized							
U.S.	3,001	$ 551,970	$ 633,498	$ 211		$ 42,680	0.0%
Other Americas	1,007	137,470	151,437	150		10,451	28.3 %
Europe	1,378	123,588	134,328	97		8,734	32.9 %
Asia	—	—	—	—		—	—
Properties under development							
U.S.	7,531	1,292,883	2,089,905	278		145,330	
Other Americas	3,987	308,342	484,679	122		40,166	
Europe	3,300	219,817	619,027	188		36,435	
Asia	3,200	155,171	485,837	152		26,124	
Total consolidated development portfolio	**23,404**	**2,789,241**	**4,598,711**	**196**		**309,920**	
Unconsolidated							
U.S.	–	–	–	–		–	
Other Americas	501	9,884	36,359	73		2,737	
Europe	211	40,131	47,101	223		2,535	
Asia	481	6,523	29,672	62		1,083	
Total unconsolidated development portfolio	**1,193**	**56,538**	**113,132**	**95**		**6,355**	
Total Development Portfolio	**24,597**	**$ 2,845,779**	**$ 4,711,843**	**$ 192**		**$ 316,275**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		1,098,608					
Total Development Portfolio, including est. value creation		**$ 3,944,387**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

36

Components – Continued Net Promote Income (Expense) includes promote revenue of $115 million and ($32 million) of expenses from the amortization of stock compensation issued to employees related to promote income recognized in current and prior periods. Net Asset Value in thousands Balance Sheet and Other Items Other assets Cash and cash equivalents $ 1,318,591 Restricted cash 67,420 Accounts receivable, prepaid assets and other tangible assets 1,516,005 Gross book value of other real estate investments and assets held for sale 5,705,493 Value added operating properties 254,640 Prologis receivable from unconsolidated co-investment ventures 332,273 Investments in and advances to other unconsolidated joint ventures 804,686 Total other assets $ 9,999,108 Other liabilities Accounts payable and other current liabilities $ 1,769,327 Deferred income taxes 141,126 Value added tax and other tax liabilities 60,838 Tenant security deposits 403,707 Other liabilities 662,115 Total other liabilities $ 3,037,113 Noncontrolling Interests and Unconsolidated Co-investment Ventures Less: noncontrolling interests share of net tangible other liabilities (assets) $ (66,394) Prologis Share of unconsolidated net tangible other assets (liabilities) $ 432,209 Less: noncontrolling interests share of value added operating properties $ (15,401) Prologis Share of unconsolidated value added operating properties $ 156,877 Land Current book value of land $ 4,453,522 Less: noncontrolling interests share of the current book value of land $ (24,835) Prologis Share of book value of land in unconsolidated co-investment ventures $ 56,723 Strategic Capital / Development Management Strategic Capital Third party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized) $ 86,885 $ 347,540 Third party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months) 10,541 29,126 Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months) (28,182) (110,678) Fee Related Earnings $ 69,244 $ 265,988 Net Promote Income (Expense) (current quarter/trailing twelve months)(A) $ 82,674 $ 31,714 Net Promote Income (Expense) (five year average) $ 232,815 Development management revenue (current quarter/trailing twelve months) $ 9,753 $ 14,998 Debt (at par) and Preferred Stock Consolidated debt $ 31,449,909 Noncontrolling interests share of consolidated debt $ (17,224) Prologis Share of unconsolidated co-investment ventures' debt $ 4,681,146 Preferred stock $ 63,948 Common Stock and Limited Partnership Units Outstanding shares of common stock and limited partnership units 949,362

Notes and Definitions Prologis Park Cajamar 1, São Paulo, Brazil

Notes and Definitions Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation. Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market. Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows (in thousands): Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders (“Adjusted EBITDA”), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net earnings. We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of: interest charges, income taxes, depreciation and amortization, impairment charges, gains or losses from the disposition of investments in real estate (excluding development properties and land), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other items, such as, amortization of stock based compensation and unrealized gains or losses on foreign currency and derivatives. We also include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view our operating performance, analyze our ability to meet interest payment obligations and make quarterly preferred stock dividends on an unleveraged basis before the effects of income tax, depreciation and amortization expense, gains and losses on the disposition of non-development properties and other items (outlined above), that affect comparability. While all items are not infrequent or unusual in nature, these items may result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies. We calculate our Adjusted EBITDA, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our Adjusted EBITDA measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable adjusting items on an entity by entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our Adjusted EBITDA measures to remove the noncontrolling interests share of the applicable adjusting items based on our average ownership percentage for the applicable periods. While we believe Adjusted EBITDA is an important measure, it should not be used alone because it excludes significant components of net earnings, such as our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements, contractual commitments or interest and principal payments on our outstanding debt and is therefore limited as an analytical tool. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders. Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield. Assets Under Management (“AUM”) represents the estimated fair value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding Investment Capacity and the third-party investors’ share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance. Actual NOI for properties that were contributed or sold during the three-month period is removed. Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield. Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date. Adjusted Cash NOI (Pro forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter. Rental revenues $ 1,937,507 Rental expenses (438,468) NOI 1,499,039 Net termination fees and adjustments (a) (7,674) Less: actual NOI for Development Portfolio and Other Real Estate Investments and other (54,390) Less: Net Property Management Income (40,834) Less: properties contributed or sold (b) (34,991) Less: noncontrolling interests share of NOI less termination fees and adjustments (68,355) Prologis Share of adjusted NOI for consolidated Operating Portfolio at December 31, 2024 $ 1,292,795 Straight-line rents (c) (59,409) Free rent (c) 48,539 Amortization of lease intangibles (c) (83,828) Net Property Management Income 40,834 Effect of foreign currency exchange (d) (718) Less: noncontrolling interests (4,901) Fourth Quarter Adjusted Cash NOI (Actual) $ 1,233,312

Notes and Definitions (continued)

4Q 2024 Supplemental PROLOGIS

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended		Twelve Months Ended	
		Dec. 31,		Dec. 31,
in thousands, except per share amount	**2024**	**2023**	**2024**	**2023**
Net earnings				
Net earnings attributable to common stockholders	$ 1,277,379	$ 629,476	$ 3,725,754	$ 3,053,373
Noncontrolling interest attributable to exchangeable limited partnership units	32,201	16,191	94,052	77,806
Adjusted net earnings attributable to common stockholders - Diluted	**$ 1,309,580**	**$ 645,667**	**$ 3,819,806**	**$ 3,131,179**
Weighted average common shares outstanding - Basic	926,637	924,605	926,172	924,351
Incremental weighted average effect on exchange of limited partnership units	23,496	23,687	23,445	23,693
Incremental weighted average effect of equity awards	3,947	4,107	3,973	3,747
Weighted average common shares outstanding - Diluted	**954,080**	**952,399**	**953,590**	**951,791**
Net earnings per share - Basic	**$ 1.38**	**$ 0.68**	**$ 4.02**	**$ 3.30**
Net earnings per share - Diluted	**$ 1.37**	**$ 0.68**	**$ 4.01**	**$ 3.29**

	Three Months Ended		Twelve Months Ended	
		Dec. 31,		Dec. 31,
in thousands, except per share amount	**2024**	**2023**	**2024**	**2023**
Core FFO				
Core FFO attributable to common stockholders/unitholders	$ 1,434,662	$ 1,201,848	$ 5,304,939	$ 5,334,250
Noncontrolling interest attributable to exchangeable limited partnership units	314	271	1,177	862
Core FFO attributable to common stockholders /unitholders - Diluted	**$ 1,434,976**	**$ 1,202,119**	**$ 5,306,116**	**$ 5,335,112**
Net Promote Income (Expense)	82,674	(26,401)	31,714	478,944
Core FFO attributable to common stockholders /unitholders, excluding Net Promote Income (Expense) - Diluted	**$ 1,352,302**	**$ 1,228,520**	**$ 5,274,402**	**$ 4,856,168**
Weighted average common shares outstanding - Basic	926,637	924,605	926,172	924,351
Incremental weighted average effect on exchange of limited partnership units	23,496	23,846	23,445	23,693
Incremental weighted average effect of equity awards	3,947	4,107	3,973	3,747
Weighted average common shares outstanding - Diluted	**954,080**	**952,558**	**953,590**	**951,791**
Core FFO per share - Diluted	**$ 1.50**	**$ 1.26**	**$ 5.56**	**$ 5.61**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.42**	**$ 1.29**	**$ 5.53**	**$ 5.10**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or other real estate Investments.

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

40

Notes and Definitions (continued)

4Q 2024 Supplemental PROLOGIS

dollars in thousands	Three Months Ended Dec. 31, 2024	Sep. 30, 2024
Debt as a % of gross real estate assets:		
Consolidated debt	$ 30,879,263	$ 32,289,832
Unamortized deferred financing costs and discount, net	570,646	594,594
Consolidated debt (at par)	31,449,909	32,884,426
Noncontrolling interests share of consolidated debt (at par)	(17,224)	(17,286)
Prologis Share of unconsolidated debt (at par)	4,681,146	4,210,978
Total Prologis Share of debt (at par)	36,113,831	37,078,118
Prologis Share of outstanding foreign currency derivatives	4,440	43,350
Consolidated cash and cash equivalents	(1,318,591)	(780,871)
Noncontrolling interests share of consolidated cash and cash equivalents	39,200	29,691
Prologis Share of unconsolidated cash and cash equivalents	(339,850)	(436,278)
Total Prologis Share of debt, net of adjustments	**$ 34,499,030**	**$ 35,934,010**
Consolidated gross investments in real estate	91,246,176	92,093,573
Investments in and advances to other unconsolidated ventures	804,686	817,154
Assets held for sale or contribution	248,511	325,987
Acquired intangible liabilities, net of assets	(1,031,461)	(1,113,003)
Consolidated gross real estate assets	91,267,912	92,123,711
Noncontrolling interests share of consolidated gross real estate assets	(3,957,472)	(3,902,626)
Prologis Share of unconsolidated gross real estate assets	17,195,940	16,276,688
Total Prologis Share of gross real estate assets	**$ 104,506,380**	**$ 104,497,773**
Debt as a % of gross real estate assets	**33.0 %**	**34.4 %**
Debt as a % of gross Market Capitalization:		
Total Prologis Share of debt, net of adjustments	**$ 34,499,030**	**$ 35,934,010**
Total outstanding common stock and limited partnership units	949,362	948,990
Share price at quarter end	$ 105.70	$ 126.28
Total equity capitalization	$ 100,347,563	$ 119,838,457
Total Prologis Share of debt, net of adjustments	34,499,030	35,934,010
Gross Market Capitalization	**$ 134,846,593**	**$ 155,772,467**
Debt as a % of gross Market Capitalization	**25.6 %**	**23.1 %**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 312,222	$ 279,171
Noncontrolling interests share of consolidated secured debt (at par)	(17,224)	(17,286)
Prologis Share of unconsolidated secured debt (at par)	237,951	246,299
Total Prologis Share of secured debt (at par)	**$ 532,949**	**$ 508,184**
Total Prologis Share of gross real estate assets	**$ 104,506,380**	**$ 104,497,773**
Secured debt as a % of gross real estate assets	**0.5 %**	**0.5 %**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 90,550,127	$ 91,414,380
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(3,898,954)	(3,847,965)
Prologis Share of unconsolidated unencumbered gross real estate assets	16,686,864	15,733,829
Total Prologis Share of unencumbered gross real estate assets	**$ 103,338,037**	**$ 103,300,244**
Consolidated unsecured debt (at par)	31,137,687	32,605,255
Noncontrolling interests share of consolidated unsecured debt (at par)	—	—
Prologis Share of unconsolidated unsecured debt (at par)	4,443,195	3,964,679
Total Prologis Share of unsecured debt (at par)	**$ 35,580,882**	**$ 36,569,934**
Unencumbered gross real estate assets to unsecured debt	**290.4 %**	**282.5 %**

dollars in thousands	Three Months Ended Dec. 31, 2024	Sep. 30, 2024
Fixed Charge Coverage ratio:		
Adjusted EBITDA (a)	$ 2,111,536	$ 1,733,598
Adjusted EBITDA-annualized including trailing 12 months of development gains and excluding Net Promote Income (Expense) (b)	$ 7,488,112	$ 7,171,318
Net Promote Income (Expense) for the trailing 12 months	31,714	(77,361)
Adjusted EBITDA-annualized	$ 7,519,826	$ 7,093,957
Pro forma adjustment annualized	67,880	(21,544)
Adjusted EBITDA, including NOI from disposed properties, annualized	**$ 7,587,706**	**$ 7,072,413**
Interest expense	$ 232,232	$ 230,113
Amortization and write-off of deferred loan costs	(6,654)	(6,581)
Amortization of debt discount, net	(13,785)	(13,753)
Capitalized interest	24,504	23,912
Preferred stock dividends	1,474	1,452
Noncontrolling interests share of consolidated fixed charges	(347)	(367)
Prologis Share of unconsolidated fixed charges	42,106	34,013
Total Prologis Share of fixed charges	$ 279,530	$ 268,789
Total Prologis Share of fixed charges, annualized	**$ 1,118,120**	**$ 1,075,156**
Fixed charge coverage ratio	**6.8x**	**6.6x**
Debt to Adjusted EBITDA:		
Total Prologis Share of debt, net of adjustments	**$ 34,499,030**	**$ 35,934,010**
Adjusted EBITDA-annualized	**$ 7,519,826**	**$ 7,093,957**
Debt to Adjusted EBITDA ratio	**4.6x**	**5.1x**

a. *Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.*

b. *Prologis Share of gains on dispositions of development properties and land for the trailing 12 months was $461.5 million and $360.2 million for the current quarter and the previous quarter, respectively.*

Development Portfolio includes industrial and non-industrial properties, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At December 31, 2024, total TEI for yards, parking lots and non-industrial assets was $1.2 billion and $1.1 billion on an Owned and Managed and Prologis Share basis, respectively. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

41

4Q 2024 Supplemental PROLOGIS

Notes and Definitions (continued)

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2025 Expected Completion	2026 and Thereafter Expected Completion	Total Development Portfolio
U.S.	6.7 %	7.0 %	6.8 %	6.9 %
Other Americas	6.9 %	8.4 %	7.6 %	7.9 %
Europe	6.5 %	6.0 %	5.3 %	6.0 %
Asia	2.7 %	5.2 %	5.4 %	5.3 %
Total	6.7 %	6.9 %	6.3 %	6.7 %

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended	Twelve Months Ended Dec. 31, 2024
Strategic capital revenues	$ 253,386	$ 671,907
Less: Strategic capital revenue from property management fees	(32,751)	(130,521)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(19,665)	(76,990)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	11,961	47,024
Effect of foreign currency exchange	(63)	791
Third-party share of fee related and promote revenue	**$ 212,868**	**$ 512,211**
Less: Promote revenue	(115,442)	(140,316)
Fee related revenue	**$ 97,426**	**$ 371,895**
Less: Strategic capital expenses for asset management fees and transactional fees	(28,182)	
Fee Related Earnings	**$ 69,244**	

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. We also exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. We exclude similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition and we make certain adjustments to reflect our business and the way that management plans and executes our business strategy. While not infrequent or unusual, the additional items we adjust for in calculating FFO, as modified by Prologis, Core FFO and AFFO, as defined below, are subject to significant fluctuations from period to period. Although these items may have a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term. These items have both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We calculate our FFO measures, as defined below, based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjusting items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the noncontrolling interests share of the applicable adjusting items based on our average ownership percentage for the applicable periods.

These FFO measures are used by management as supplemental financial measures of operating performance and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We analyze our operating performance principally by the rental revenues of our real estate and the revenues from our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude the impact of foreign currency related items and deferred tax, specifically:

i. deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
ii. current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure;
iii. foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments.

42

Notes and Definitions (continued)

4Q 2024 Supplemental PROLOGIS

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S.

Core FFO

In addition to *FFO, as modified by Prologis,* we also use Core FFO. To arrive at *Core FFO,* we adjust *FFO, as modified by Prologis,* to exclude the following recurring and nonrecurring items that we recognize directly in *FFO, as modified by Prologis:*

i. gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
ii. income tax expense related to the sale of investments in real estate;
iii. impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; and
iv. gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock.

We use Core FFO, including by segment and region, to: (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, and recurring capital expenditures and exclude the following items that we recognize directly in Core FFO:

i. straight-line rents;
ii. amortization of above- and below-market lease intangibles;
iii. amortization of management contracts;
iv. amortization of debt premiums and discounts and financing costs, net of amounts capitalized, and;
v. stock compensation amortization expense.

We use AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; and (v) evaluate how a specific potential investment will impact our future results.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of the limitations are:

- The current income tax expenses that are excluded from our modified FFO measures represent the taxes that are payable.
- Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO.
- Gains or losses from property dispositions and impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.
- The deferred income tax benefits and expenses that are excluded from our modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our modified FFO measures do not currently reflect any income or expense that may result from such settlement.
- The foreign currency exchange gains and losses that are excluded from our modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
- The gains and losses on extinguishment of debt or preferred stock that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our obligation at less or more than our future obligation.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures to our net earnings computed under GAAP.

General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

in thousands	Three Months Ended Dec. 31, 2024	Three Months Ended Dec. 31, 2023	Twelve Months Ended Dec. 31, 2024	Twelve Months Ended Dec. 31, 2023
Building and land development activities	$ 30,069	$ 27,228	$ 133,349	$ 123,522
Operating building improvements and other	13,293	12,916	55,451	51,895
Total capitalized G&A	**$ 43,362**	**$ 40,144**	**$ 188,800**	**$ 175,417**

43

Notes and Definitions (continued)
4Q 2024 Supplemental PROLOGIS

G&A as a Percent of Assets Under Management (dollars in thousands)

Adjusted G&A (trailing twelve months):		
Net G&A	$	418,765
Add: strategic capital expenses (excluding promote expense)		195,219
Less: strategic capital property management expenses		(84,541)
Adjusted G&A	**$**	**529,443**
Gross book value at period end (a):		
Operating properties	$	135,032,197
Development portfolio - TEI		5,185,795
Land portfolio		4,637,846
Other real estate investments and assets held for sale		8,162,868
Total value of assets under management	**$**	**153,018,706**
G&A as % of assets under management		**0.35 %**

(a) This does not represent enterprise value

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low		High
Net earnings attributable to common stockholders (a)	**$**	**3.45**	**$**	**3.70**
Our share of:				
Depreciation and amortization		3.07		3.12
Net gains on real estate transactions, net of taxes		(0.87)		(1.01)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net		—		—
Core FFO attributable to common stockholders/unitholders	**$**	**5.65**	**$**	**5.81**
Add (deduct): Net Promote Expense (Income)		0.05		0.05
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)	**$**	**5.70**	**$**	**5.86**

a. Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.

IBI Activity Index is a seasonally-adjusted diffusion index based on a monthly survey of business activity from a geographically-diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

Income Taxes.

in thousands	Three Months Ended Dec. 31, 2024	Three Months Ended Dec. 31, 2023	Twelve Months Ended Dec. 31, 2024	Twelve Months Ended Dec. 31, 2023
Current income tax expense	$ 45,474	$ 48,698	$ 116,040	$ 165,109
Current income tax expense on dispositions	22,436	12,930	29,742	39,224
Current income tax benefit on dispositions related to acquired tax liabilities	—	(11,003)	—	(11,003)
Total current income tax expense	67,910	50,625	145,782	193,330
Deferred income tax expense (benefit)	18,960	7,872	21,161	17,708
Total income tax expense	**$ 86,870**	**$ 58,497**	**$ 166,943**	**$ 211,038**

Interest Expense.

in thousands	Three Months Ended Dec. 31, 2024	Three Months Ended Dec. 31, 2023	Twelve Months Ended Dec. 31, 2024	Twelve Months Ended Dec. 31, 2023
Gross interest expense	$ 236,297	$ 193,163	$ 892,612	$ 683,363
Amortization of debt discounts, net	13,785	13,230	52,249	51,980
Amortization of finance costs	6,654	5,833	26,636	22,609
Interest expense before capitalization	256,736	212,226	971,497	757,952
Capitalized amounts	(24,504)	(37,776)	(107,565)	(116,620)
Interest Expense	**$ 232,232**	**$ 174,450**	**$ 863,932**	**$ 641,332**

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals.

Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

44

Notes and Definitions (continued)

4Q 2024 Supplemental

Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable.

Net Property Management Income represents property management fees less the actual costs of providing property management services.

Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements.

We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure.

We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP.

Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as other real estate Investments.

Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. Prologis Share of NOI excludes termination fees and adjustments and includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden.

Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage.

Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated.

Rental Revenues.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
in thousands	**2024**	**2023**	**2024**	**2023**
Rental revenues	$ 1,355,048	$ 1,238,445	$ 5,220,806	$ 4,688,137
Rental recoveries	405,611	367,702	1,637,737	1,504,053
Amortization of lease intangibles	93,691	100,608	393,776	406,194
Straight-lined rents	83,157	49,204	262,386	220,158
Rental Revenues	**$ 1,937,507**	**$ 1,755,959**	**$ 7,514,705**	**$ 6,818,542**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates in that same space. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis. We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended December 31, 2024 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2023 and owned throughout the same three-month period in both 2023 and 2024.

We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

45

4Q 2024 Supplemental

Notes and Definitions (continued)

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2023) and properties acquired or disposed of to third parties during the period. To derive an appropriate measure of period- to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S GAAP) to our Same Store Property NOI measures, as follows:

	Three Months Ended Dec. 31,		
dollars in thousands	**2024**	**2023**	**Change (%)**
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$ 1,937,507	$ 1,755,959	
Rental expenses	(438,468)	(408,225)	
Consolidated Property NOI	**$ 1,499,039**	**$ 1,347,734**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(263,141)	(173,966)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	806,993	753,521	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(641,212)	(612,336)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$ 1,401,679**	**$ 1,314,953**	**6.6 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	$ (116,016)	$ (113,440)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(16,938)	(10,998)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	$ 10,792	$ 8,942	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$ 1,279,517**	**$ 1,199,457**	**6.7 %**

a. *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period and properties acquired or disposed of to third parties during the period. We also exclude net termination and renegotiation fees to allow us to evaluate the growth or decline in each property's rental revenues without regard to one-time items that are not indicative of the property's recurring operating performance. Net termination and renegotiation fees represent the gross fee negotiated to allow a customer to terminate or renegotiate their lease offset by the write-off of the asset recorded due to the adjustment to straight-line rents over the lease term. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

b. *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties.*

In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures' underlying Property NOI for the same store portfolio and apply our ownership percentage at December 31, 2024 to the Property NOI for both periods, including the properties contributed during the period. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.

During the periods presented certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result only line items labeled "Prologis Share of Same Store Property NOI" are comparable period over period.

c. *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*

We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically-diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to a higher and better use.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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